UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 20, 2010

Stoneridge, Inc.

(Exact name of registrant as specified in its charter)

Ohio	001-13337	34-1598949
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9400 East Market Street
Warren, Ohio	44484
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (330) 856-2443

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 20, 2010, Stoneridge, Inc. (the “Company”) entered into an Amended and Restated Credit and Security Agreement (the “Amended Agreement”) by and among the Company as Borrower, the Lending Institutions Named Therein, as Lenders, National City Business Credit, Inc., Comerica Bank, JPMorgan Chase Bank, N.A., PNC Bank, National Association and Fifth Third Bank, as lenders, which will become effective upon the closing of the Company’s private offering of its senior secured notes due 2017 announced on the same date.  The Amended Agreement amends the facility to (i) provide certain consents necessary for the issuance of the senior secured notes, (ii) extend the expiration date of the asset-based credit facility to November 1, 2012, and (iii) grant the facility agent, for the benefit of the lenders, second priority liens and security interests in the collateral subject to first priority liens and security interests in favor of the collateral agent for the holders of the senior secured notes.  A press release announcing the Amended Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

In connection with presentations being made relating to the Company’s announced intention to offer up to $175 million aggregate principal amount of its senior secured notes due 2017 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933 (the “Securities Act”) (see “Other Events” below), the Company has furnished certain information attached hereto as Exhibit 99.2 to potential investors.  The information set forth under this Item 7.01 Regulation FD Disclosure and Exhibit 99.2 is intended to be furnished pursuant to Item 7.01. Such information, including Exhibit 99.2 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. The furnishing of this information pursuant to Item 7.01 shall not be deemed an admission by the Company as to the materiality of such information.

Item 8.01	Other Events.

On September 20, 2010, the Company issued a press release announcing its intention to offer up to $175 million aggregate principal amount of its senior secured notes due 2017 in an offering pursuant to Rule 144A and Regulation S under the Securities Act of 1933.  Pursuant to Rule 135c under the Securities Act, the press release announcing this matter is attached as Exhibit 99.3 hereto and is incorporated herein by reference.

On September 20, 2010, the Company also issued a press release announcing its commencement of a cash tender offer to purchase any and all of its 11 ½% Senior Notes Due 2012, along with a related consent solicitation to amend the indenture governing these notes.  The press release announcing this matter is attached as Exhibit 99.4 hereto and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description

99.1	Press release dated September 20, 2010, announcing the Amended Agreement
99.2	Regulation FD Disclosure
99.3	Press release dated September 20, 2010, announcing the private offering
99.4	Press release dated September 20, 2010, announcing commencement of the tender offer and consent solicitation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: September 20, 2010	/s/ George E. Strickler
George E. Strickler, Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Exhibit Index

99.1	Press release dated September 20, 2010, announcing the Amended Agreement
99.2	Regulation FD Disclosure
99.3	Press release dated September 20, 2010, announcing the private offering
99.4	Press release dated September 20, 2010, announcing commencement of the tender offer and consent solicitation